Exhibit 31

Certification Pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C. Section 1350

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ann Murtlow, President and Chief Executive Officer and Hamsa Shadaksharappa, Senior Vice President - Financial Services, Chief Financial Officer and Secretary of IPALCO Enterprises, Inc. (IPALCO), each certifies that, to the best of his or her knowledge:

  The Annual Report on Form 10-K of IPALCO for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

/s/ Ann Murtlow                           /s/ Hamsa Shadaksharappa
---------------------------               --------------------------------------------------
Ann Murtlow                               Hamsa Shadaksharappa
President and Chief Executive Officer     Senior Vice President - Financial Services, Chief
                                          Financial Officer and Secretary
March 25, 2003                            March 25, 2003